As filed with the Securities and Exchange Commission on July 8, 2010.

Registration No. 333-167765

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	87-0368170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No)

Two South University Drive, Suite 325

Plantation, Florida 33324

(954) 377-0002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dreams, Inc.

Two South University Drive, Suite 325

Plantation, Florida 33324

(954) 377-0002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Joel D. Mayersohn

Clint J. Gage

Roetzel & Andress, LPA

350 East Las Olas Boulevard – Suite 1150

Fort Lauderdale, Florida 33301

(954) 462-4150

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ❑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ❑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering Common Stock, no par value	(1)(2)	(3)	$6,000,000	$427.80
Secondary Offering Common Stock, no par value	1,428,570 (2)	$1.42 (4)	$2,028,570 (4)	$144.64
Total				$572.44 (5)

(1)	With respect to the primary offering, we are registering such indeterminate number of shares of common stock as we may offer and sell from time to time, which will have an aggregate initial offering price not to exceed $6,000,000.
(2)	In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder.
(4)	The offering price is estimated solely for purposes of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act based on average high and low prices per share of $1.42 on June 22, 2010, as quoted on the NYSE AMEX.
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 8, 2010

PROSPECTUS

$6,000,000

Common Stock

1,428,570 Shares of Common Stock

Offered by Selling Shareholders

We may offer from time to time in a primary offering up to $6,000,000 of our common stock. This prospectus provides a general description of the common stock. Each time securities are offered, we will provide a prospectus supplement that contains the specific terms of the securities and the offering, and may also add, update or change information contained in this prospectus.

In addition to the primary offering of securities described above, the selling shareholders identified in this prospectus may offer and sell from time to time up to 1,428,570 shares of common stock. We will not receive any proceeds from the sale, if any, of common stock by the selling shareholders.

Before purchasing any securities, a prospective investor should read carefully this prospectus, the related prospectus supplement that may be provided and any documents incorporated by reference therein, as well as the information described under “Where You Can Find More Information” in this prospectus.

Our common stock is traded on the NYSE AMEX Exchange under the trading symbol “DRJ.” On June 22, 2010, the last sale price of our common stock was $1.42. On such date, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $33,416,041 based upon approximately 39,175,359 shares of our outstanding stock of which approximately 23,532,423 shares were held by non-affiliates. As of the date of this prospectus, we have done no offerings of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this Prospectus.

Investing in our securities involves a high degree of risk. Please carefully consider the information described under “Risk Factors” in this prospectus before making an investment decision.

We may offer and sell the securities on a continuous or delayed basis, directly to investors or through agents, underwriters or dealers designated from time to time. We will identify any such agents, underwriters or dealers, and any applicable fees, commissions, discounts and over-allotment options, in the related prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2010

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

You should rely only upon the information contained in, or incorporated by reference into, this document. We have not authorized any other person to provide you with different information. No other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be given to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (SEC), using a “shelf’ registration process. Under this shelf registration process, we may offer and sell, in one or more offerings from time to time, shares of our common stock up to an aggregate dollar amount of $6,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of those securities.

This prospectus also relates to 1,428,570 shares of our common stock, which may be offered and sold from time to time in one or more offerings by the selling shareholders named under “Selling Shareholders”.

We may add to or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference. To the extent that any statement made in a prospectus supplement conflicts with statements made in this prospectus, the statements made in the prospectus supplement will be deemed to modify or supersede those made in this prospectus.

The rules of the SEC allow the Company to incorporate by reference certain information into this prospectus. See “Incorporation by Reference” for a description of the documents from which information is incorporated, and where you can get a copy of such documents.

You should read both this prospectus, especially the information discussed under “Risk Factors”, and any prospectus supplement together with the information described in this prospectus under “Where You Can Find More Information.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

IMPORTANT INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, prospects, future financial position, future revenues, cash flow from operations, available cash, operating costs, capital and other expenditures, financing plans, capital structure, contractual obligations, legal proceedings and claims, future economic performance, management’s plans, goals and objectives for future operations and growth and markets for our planned products and stock, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have described important factors in the information included and incorporated by reference in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See “Risk Factors” for more information.

You should consider the risk factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference Unless specifically indicated, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus and in the documents incorporated by reference herein. It does not contain all the information that may be important to you. You should read carefully this prospectus, the related prospectus supplement and the documents incorporated by reference herein, before deciding to invest in our securities.

The Company

Dreams, Inc. has evolved into the premier vertically integrated licensed sports products firm in the industry. This has previously been accomplished, in part, through organic growth and strategic acquisitions. Our continuing pursuit of this dual strategy should result in our becoming a principal leader and a consolidator in this highly fragmented industry. We believe our senior management and corporate infrastructure is well suited to acquire both large and small industry competitors.

Specifically, we are engaged in multiple aspects of the licensed sports products and autographed memorabilia industry through a variety of distribution channels.

We generate revenues principally from:

•	Our nine (9) company-owned Field of Dreams stores;

•	Our six (6) company-owned FansEdge stores;

•	Our e-commerce component featuring www.FansEdge.com and others;

•	Our athlete and web syndication sites;

•	Our catalogues;

•	Our manufacturing/distribution of sports memorabilia products, custom acrylic display cases and framing;

•	Our running of sports memorabilia/collectible trade shows;

•	Our franchise program through the five (5) Field of Dreams franchise stores presently operating; and

•	Our representation and corporate marketing of individual athletes.

Key components of our organic growth strategy include building brand recognition; improving sales conversion rates both in our stores and websites; continuing our execution of multi-channel retailing under our FansEdge brand; aggressively marketing our web syndication services, which has met with great success, exploring additional distribution channels for our products; and cross pollinating corporate assets among our various operating divisions. Management believes that there remain significant benefits to cross pollinating the various corporate assets and leveraging the vertically integrated model that has been constructed over the years.

In particular, we have had success with the marketing of our products online via FansEdge.com and the complement of each of our web properties. The Company’s sales associated with these e-commerce initiatives have grown from $4,000,000 in 2004 to $60,000,000 in 2009, placing it at number 217 in 2008 of the largest Internet retailers in the nation and at number 198 in 2009. This remains the fastest growing area of the Company.

We have drawn on a complete spectrum of competencies we have developed to support our flagship online brand, FansEdge. This has allowed us to leverage the investments made during the past several years by marketing a proven range of services to third parties that include; managed hosting, custom site design and development, customer service, order fulfillment, purchasing, inventory management, marketing, merchandising, and analytics and reporting. The Company calls the compilation of e-commerce services described above, Web Syndication and believes there are significant growth opportunities that exist in the marketplace. Our current web syndication portfolio consists of some of the best known brands and properties in the country, including JC Penney, AOL Sports, Majestic Athletic, and the Philadelphia Eagles, to name a few. Commencing in June 2008 and continuing throughout the fall of 2008, we opened (6) six FansEdge stores in the greater Chicago, IL area. This was in support of our Multi-channel Retailing strategy; whereby we market a single brand via multiple channels. We are pleased with the results to date of our FansEdge brick & mortar stores. They have performed well during the slow economy as we believe they offer approachable price points for the consumer. They cross market with the on-line Fansedge.com site and benefit by a high-tech inter-active kiosk used in each of the six (6) FansEdge stores.

During the quarter ended March 31, 2010, the Company closed three (3) under-performing Field of Dreams stores as their lease terms came due and we chose not to renew. We will continue to monitor the results of the existing stores to ensure that they are providing us with the desired results.

Our proprietary e-commerce platform has also enabled us to fuel a state-of-the-art in-store interactive Kiosk for ordering products. These Kiosks are in each of the new FansEdge stores and are providing a unique shopping experience for our customers by allowing them to access the entire Company portfolio of more than 200,000 product offerings. In fact, for 2009 and continuing through the first quarter of 2010, we saw an average of 20% contribution to the individual store sales from the Kiosks. In addition, we are experiencing higher conversion rates on-line in the Chicago market for our FansEdge.com site due to the brand recognition provided by the physical stores presence throughout the Chicago land area. The Company will seek joint venture deals with national retailers who are seeking to add a broader range of merchandising options to their customers by placing our kiosks within their store footprint. In October 2009, we installed our kiosks in six (6) Philadelphia Eagles team stores in the greater Philadelphia market.

We believe this expansion of our revenue producing footprint will serve us well as we navigate our business models through the challenging economy and look to distinguish ourselves from our competitors.

Our overall objective is twofold: to become the premier multi-channel retailer in the team licensed products industry under our FansEdge brand; and become the leading online syndicator for sports related properties.

Corporate Information

Our principal executive offices are located at Two South University Drive, Suite 325, Plantation, Florida 33324. Our telephone number is (954) 377-0002. Our website address is www.dreamscorp.com. We have included our website address as an inactive textual reference only; the information contained on, or that can be accessed through, our website is not a part of this prospectus.

In this prospectus, “Dreams,” “the Company,” “we,” “us,” and “our” refer to Dreams, Inc. and its subsidiaries.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prospective investors in an offering should carefully consider the risks described below together with all of the other information included or referred to in this prospectus and in the prospectus supplement related to such offering before purchasing any of the Company’s securities. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only ones we will face. If any of these risks actually occur, our business, financial condition or results of operation may be materially and adversely affected. In such event, the trading price of our common stock could decline and investors in our securities could lose all or part of their investment.

Our line of credit facility imposes significant operating and financial restrictions which may limit our ability to finance future operations and pursue business opportunities, thereby limiting our growth.

Our line of credit facility imposes significant operating and financial restrictions on us. These restrictions, without the prior written waivers from our senior lender, limit our ability to, among other things:

•	Incur additional debt;

•	Create or permit certain liens, other than customary and ordinary liens;

•	Sell assets other than in the ordinary course of our business;

•	Create or permit restrictions on our ability to pay dividends or make other distributions;

•	Engage in transactions with affiliates; and

•	Consolidate or merge with or into other companies or sell all or substantially all of our assets.

These restrictions could limit our ability to finance our future operations, make acquisitions or pursue available business opportunities.

In addition, our line of credit facility requires us to maintain specified financial ratios, satisfy certain financial covenants and maintain the collateral value of our borrowing base. In the event we fall out of compliance with any applicable covenants or financial ratios, our senior lender may notify us that we are in default of the terms of the line of credit facility. In the event of a default our senior lender may, among other actions, accelerate all amounts outstanding under the facility, seize and sell all of our assets, or appoint a receiver for our operations.

The current economic and financial downturn may cause a decline in consumer spending and may have an adverse effect on the Company’s business operations liquidity, financial results and the stock price.

Our operating results are affected by the relative condition of the U.S. economy. Our business and financial performance may be adversely affected by current and future economic conditions that cause a decline in business and consumer spending, including reduction in the availability of credit, increased unemployment levels, rising interest rates, financial market volatility and recession. Additionally, we may experience difficulties in operating and growing our operations to react to economic pressures in the United States. As a business that depends on consumer discretionary spending, the Company may face difficulties because our customers reduce their purchase due to continued job losses, foreclosures, bankruptcy, higher consumer debt and interest rates, reduced access to credit, and lower consumer confidences. A prolonged period of depressed consumer spending could have a material adverse effect on our business. Promotional activities and decreased demand for our products could affect profitability and margins. The potential effects of the economic and financial crisis are difficult to forecast and mitigate. As a consequence, our sales, operating financial results for a particular period are difficult to predict and therefore, it is difficult to forecast the results to be expected in the future periods. Any of the foregoing could have a material adverse effect on our business, results of operation and financial condition and it could adversely affect our stock price.

Additionally, many of the consequences of the U.S. and global financial and economic crisis are currently unknown or unpredictable and could potentially have a material adverse effect on the Company’s liquidity and capital resources, including our ability to raise additional capital and the ability to access funds under our credit facility or could otherwise negatively affect the Company’s business and financial results.

Our business is dependent on the general economic conditions in our markets.

In general, our sales depend on discretionary spending by our customers. A deterioration of economic conditions or an economic turndown could result in declines in sales and impair our growth. General economic conditions and other factors that affect discretionary spending in the areas in which we operate are beyond our control and are effected by:

•	the impact of an economic recession;

•	unemployment trends;

•	consumer credit availability;

•	consumer debt levels;

•	consumer confidence in the economy; and

•	other matters that influence consumer confidence and spending.

A significant portion of our growth has come from acquisitions, and we plan to make more acquisitions in the future as part of our continuing growth strategy. This growth strategy subjects us to numerous risks.

A very important aspect of our growth strategy has been and is to pursue strategic acquisitions of related businesses that we believe can expand or complement our business. Acquisitions require significant capital resources and divert management’s attention from our existing business. Acquisitions also entail an inherent risk that we could become subject to contingent or other liabilities, including liabilities arising from events or conduct pre-dating our acquisition of a business that were not known to us at the time of acquisition. We may also incur significantly greater expenditures in integrating an acquired business than we had anticipated at the time of its purchase. In addition, acquisitions may create unanticipated tax and accounting problems, including the possibility that we might be required to write-off goodwill which we have paid for in connection with an acquisition. A key element of our acquisition strategy has been to retain management of acquired businesses to operate the acquired business for us. Many of these individuals maintain important contacts with clients of the acquired business. Our inability to retain these individuals could materially impair the value of an acquired business. Our failure to successfully accomplish future acquisitions or to manage and integrate completed or future acquisitions could have a material adverse effect on our business, financial condition or results of operations. We cannot assure you that:

•	We will identify suitable acquisition candidates;

•	We can consummate acquisitions on acceptable terms;

•	We can successfully integrate any acquired business into our operations or successfully manage the operations of any acquired business; or

•	We will be able to retain an acquired company’s significant client relationship, goodwill and key personnel or otherwise realize the intended benefits of any acquisition.

As a result of competition, and the strength of some of our competitors in the market, we may not be able to compete effectively.

The markets for our services and products are highly competitive. We compete with numerous local, regional and national companies, including certain of our suppliers, some of which possess substantially greater financial, marketing, personnel and other resources than us. Our retail stores compete with other retail establishments, including our franchise stores and other stores that sell sports related merchandise, memorabilia and similar products. Our e-commerce business competes with a variety of online and multi-channel competitors including mass merchants, fan shops, major sporting goods chains and online retailers. Mounted Memories, or MMI, competes with several major companies and numerous individuals in the sports and celebrity memorabilia industry. We also compete with various manufacturers of acrylic cases. We may not be able to compete successfully, particularly as we seek to enter into new markets.

We have grown rapidly, and our growth has placed, and is expected to continue to place, significant demands on us.

We have grown rapidly in the past few years, including through acquisitions. Businesses that grow rapidly often have difficulty managing their growth. Our rapid growth has placed and is expected to continue to place significant demands on our management, on our accounting, financial, information and other systems and on our business. Although we have expanded our management, we need to continue recruiting and employing experienced executives and key employees capable of providing the necessary support. In addition, we will need to continue to improve our financial, accounting, information and other systems in order to effectively manage our growth. We cannot assure you that our management will be able to manage our growth effectively or successfully, or that our financial, accounting, information or other systems will be able to successfully accommodate our growth or that we will be able to timely comply with any new or additional regulatory requirements. Our failure to meet these challenges could materially impair our business.

If we are required to write-off goodwill or other intangible assets, our financial position and results of operations would be adversely affected.

As of December 31, 2009, we had goodwill and other intangible assets of approximately $14 million, which constituted approximately 24% of our total assets. We periodically evaluate goodwill and other intangible assets for impairment. Any determination requiring the write-off of a significant portion of our goodwill or other intangible assets, could adversely affect our results of operations and financial condition.

Our business depends on anticipating consumer tastes and identifying, forming and maintaining relationships with popular athletes.

A significant portion of our revenues is generated by the sale of sports memorabilia and sports licensed products. Our success depends upon our ability to anticipate and respond in a timely manner to trends in sports memorabilia and sports licensed products and our ability to identify, form and maintain relationships with popular athletes. If we fail to anticipate changes in consumer preferences for these products or fail to identify, form and maintain relationships with these athletes, we may experience lower revenues, higher inventory markdowns and lower margins. Our products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty. These preferences are also subject to change. Sports memorabilia, licensed products and the popularity of athletes are often subject to short-lived trends, such as the short-lived popularity of certain athletes or sports teams. If we misjudge the popularity or staying power of a sports team or an athlete, we may over-stock unpopular products and force inventory markdowns that could have a negative impact on profitability, or have insufficient inventory of a popular item that can be sold at full markup.

Problems with our information systems software could disrupt our operations and negatively impact our financial results and materially adversely affect our business operations.

Our operations utilize a suite of applications for our core systems. These systems, if not functioning properly, could disrupt our ability to track, record and analyze the merchandise that we sell and cause a disruption of operations, including, among others, an inability to process shipments of goods, process financial information or credit card transactions, deliver products or engage in similar normal business activities, particularly if there are any unforeseen interruptions. Any material disruption, malfunction or other similar problem in or with the system can negatively impact the financial results and materially adversely affect our business operations.

We rely on a distribution center, and if there is a natural disaster or other serious disruption at this facility we may lose merchandise or be unable to effectively deliver it to our stores and our customers.

We currently operate a 207,000 square foot distribution center in Northbrook, Illinois and a 50,000 square foot distribution center in Sunrise, Florida. Any natural disaster or serious disruption to this facility due to fire, tornado or other cause would damage a significant portion of our inventory, could impair ability to adequately service our customers and could negatively affect our sales and profitability.

Our business is seasonal, and our annual results are highly dependent on the success of our fourth quarter sales.

Our business is highly seasonal in nature. Our highest sales and operating income historically occur during the fourth fiscal quarter, which is due in part to the holiday season and in part to our strong sales of licensed apparel during such period. A decrease in our fourth quarter sales, whether because of the slow holiday selling season, economic conditions or otherwise, could have a material adverse effect on our business, financial condition or operating results for the entire fiscal year.

The loss of key management personnel would adversely impact our business.

Our success is largely dependent upon the efforts of our key management personnel, including Ross Tannenbaum our chief executive officer and president. The loss of the services of Mr. Tannenbaum would have a material adverse effect on our business and prospects. We do not have an employment agreement in effect with, or key-man life insurance in the event of the death of Mr. Tannenbaum or any of our other key employees, except we have an employment agreement with one of our divisional presidents and key-man life insurance for two of our divisional presidents.

The trading price of our common stock is subject to significant volatility, which is due, in part, to the lack of liquidity of our shares. This lack of liquidity may continue for the foreseeable future.

Our common stock currently trades on the NYSE AMEX Exchange. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within the control of Dreams nor assured by listing our common stock on this listed exchange. The absence of a liquid and active trading market, or the discontinuance thereof, may have an adverse effect on both the price and liquidity of our common stock.

Additionally, disclosures of our operating results, announcements of regulatory changes affecting our franchise segment, other factors affecting our operations and general conditions in the securities markets unrelated to our operating performance may cause the market price of our common stock to change significantly over short periods of time. The trading price of our common stock has been and may continue to be volatile.

Risks related to the E-commerce Industry

Government regulation of the Internet and E-commerce is evolving and unfavorable changes could harm our business.

A significant portion of our revenues are generated from our e-commerce business. Our e-commerce business is subject to regulations and laws specifically governing the Internet and e-commerce. Such existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access, and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel, and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business.

We buy a significant portion of our inventory from a few vendors.

Although we continue to increase our direct purchasing from manufacturers, we source a significant amount of inventory from relatively few vendors. However, no vendor accounts for 10% or more of our inventory purchases. We do not have long-term contracts or arrangements with most of our vendors to guarantee the availability of merchandise, particular payment terms, or the extension of credit limits. If our current vendors were to stop selling to us on acceptable terms, we may not be able to acquire merchandise from other suppliers in a timely and efficient manner and on acceptable terms.

We could be liable for breaches of security on our website.

A fundamental requirement for e-commerce is the secure transmission of confidential information over public networks. Although we have developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches, failure to mitigate such fraud or breaches may adversely affect our operating results.

We may be unable to access the equity capital markets.

The equity markets have experienced significant and rapid declines in values during the last year, and institutional investors have experienced large losses. In addition, many mutual funds and hedge funds need to maintain high levels of liquidity to meet redemption demands. As a result of the loss or restriction of funds for investment, the market for private placements of our stock may be limited.

Future sales of our common stock may adversely affect our common stock price.

If a large number of shares of our common stock are sold in the public market or if we issue a large number of shares in connection with future acquisitions or financings, particularly if we issue shares at a discount to the then current market price, the price of our common stock could decline significantly.

Our certificate of incorporation and Utah law could adversely affect our common stock price.

Provisions of our certificate of incorporation and Utah law could discourage potential acquisition proposals and could delay or prevent a change in control of us. These provisions could diminish the opportunities for a shareholder to participate in tender offers, including tender offers at a price above the then current market value of our common stock. These provisions may also inhibit fluctuations in the market price of our common stock that could result from takeover attempts. In addition, the Board of Directors, without further shareholder approval, may issue additional series of preferred stock that could have the effect of delaying, deterring or preventing a change in control. The issuance of additional series of preferred stock could also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities in primary offerings under this prospectus as working capital and for general corporate purposes. We may set forth additional information concerning the use of proceeds from the sale of securities in a specific offering under this prospectus in a prospectus supplement. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes; as a result, our management will have broad discretion to allocate our net proceeds. We intend to invest funds representing net proceeds in investment-grade, interest-bearing instruments pending the expenditure of such proceeds.

We will not receive any proceeds from the sale of shares of common stock in secondary offerings by the selling shareholders. The selling shareholders will pay any underwriting or broker discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the shares of common stock in secondary offerings. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and accountants.

SECURITIES WE MAY OFFER

We may offer from time to time under this prospectus shares of our common stock with a total value of up to $6,000,000 at prices and on terms to be determined at the time of any offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe specific amounts, prices, types, and terms of the securities. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add or modify information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. In the event we offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement the names of those agents or underwriters, applicable fees, discounts and commissions to be paid to them, details regarding over-allotment options, if any, and the net proceeds to us.

CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock. As of June 15, 2010, there were 39,175,359 shares of our common stock outstanding and no shares of preferred stock outstanding.

COMMON STOCK

We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of our common stock do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends pro-rata as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book Entry Holders. We may issue securities in book-entry form only. This means that securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants.

Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers, and not under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders. We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners as provided in customer agreements or applicable legal requirements. Investors who hold securities in street name will be indirect holders.

Legal Holders. Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means, regardless of investor choice.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.

Special Considerations For Indirect Holders. If you hold securities through a financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities. A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities. The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless listed or provided otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

COMMON STOCK OFFERED BY THE SELLING SHAREHOLDERS

The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. The following table sets forth information as of June 15, 2010, with respect to the number of shares of common stock beneficially owned by the selling shareholders and as adjusted to give effect to the sale of the shares offered by the selling shareholders under this prospectus. As used in this prospectus, “selling shareholders” will refer to the selling shareholders along with any pledgees, assignees, domes, transferees or successors in interest.

The number of shares in the column labeled “Number of Shares Being Offered” represents all of the shares that the selling shareholders may offer under this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered for their accounts. The table assumes that the selling shareholders sell all of the shares offered by them under this prospectus. We are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling shareholders will hold the shares before selling them. We currently have an agreement with the selling shareholders as described in “Plan of Distribution” to maintain the effectiveness of this registration statement for up to two years.

The amount and percentage of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

	Shares of Common Stock Beneficially Owned Before Offering		Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering
Name	Number	Percentage		Number	Percentage
Emerson Partners (1)	289,000	*	200,000	89,000	*
J. Steven Emerson (2)	1,436,045	3.7%	150,000	1,286,045	3.3%
J. Steven Emerson Roth IRA (3)	896,645	2.3%	650,000	246,645	*
Lafitte Fund 1 LP (4)	422,440	1.1%	105,893	316,547	*
Lafitte Fund 1 QP LP (5)	1,031,548	2.6%	251,249	780,299	2.0%
Kathleen Devlin and James Devlin (6)	123,114	*	71,428	51,686	*

*	less than 1 percent

Notes to selling shareholder table:

1.	Includes warrants to purchase 40,000 shares of common stock at $1.80 per share, with a 3 year term. J. Steven Emerson has investment and voting control over the securities held by Emerson Partners.
2.	Includes 19,600 shares held by the Emerson Family Foundation; 289,000 shares beneficially owned by Emerson Partners as further described in Footnote (1) above; 896,645 shares beneficially owned by the J. Steven Emerson Roth IRA as further described in Footnote (3) below; and warrants to purchase 30,000 shares of common stock at $1.80 per share, with a 3 year term.
3.	Includes warrants to purchase 130,000 shares of common stock at $1.80 per share, with a 3 year term. J. Steven Emerson has investment and voting control over the securities held by the J. Steven Emerson Roth IRA.
4.	Includes warrants to purchase 21,178 shares of common stock at $1.80 per share, with a 3 year term. Bryant Regan has investment and voting control over the securities held by Lafitte Fund 1 LP.
5.	Includes warrants to purchase 50,250 shares of common stock at $1.80 per share, with a 3 year term. Bryant Regan has investment and voting control over the securities held by Lafitte Fund 2 QP LP.
6.	Includes warrants to purchase 14,286 shares of common stock at $1.80 per share, with a 3 year term.

PLAN OF DISTRIBUTION

We may sell securities offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates, or to a single purchaser;

•	through one or more agents;

•

through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the type and amount of securities we are offering;

•	the purchase price of our securities being offered and the net proceeds we will receive from the sale;

•	the method of distribution of the securities we are offering;

•	the name or names of any agents, underwriters or dealers;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commission.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delay Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on The NYSE Amex Equities Exchange. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on The NYSE Amex Equities Exchange, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction of magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short positioning in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of the system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

Common Stock Offered by the Selling Shareholders

The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders may offer and sell the shares of common stock covered by this prospectus from time to time on any stock exchange on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that the selling shareholders will sell all or any portion of the shares offered hereby. We will not receive any proceeds from the sale of shares of common stock by the selling shareholders.

The selling shareholders may offer and sell the shares of common stock covered by this prospectus by one or more of the following methods, including, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	“at the market” transactions to or through market makers or into an existing market for our common stock;

•	in privately negotiated transactions;

•	short sales;

•	in options, swaps or other derivative transactions that may or may not be listed on an exchange;

•	one or more underwritten offerings on a firm commitment or best efforts basis; or

•	any combination of the above.

The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as agents of the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of the shares of common stock at a stipulated price per share. If a broker-dealer is unable to sell shares of common stock acting as agent for the selling shareholders, it may purchase as principal any unsold shares of common stock at the stipulated price. Broker-dealers who acquire shares of common stock as principals may thereafter resell the shares of common stock from time to time in transactions in any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the aggregate amount of the shares of common stock being offered by the selling shareholders and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offering will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling shareholders and/or purchasers of the selling shareholders’ shares, for whom they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Any underwriters, brokers, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares of common stock sold by them may be deemed to be underwriting discounts and commissions.

The selling shareholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling shareholders, including, without limitation, in connection with distributions of the shares of common stock by those broker-dealers. The selling shareholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling shareholders and other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the securities.

The selling shareholders may also sell the shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

We will make copies of this prospectus available to the selling shareholders and any of their successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

Pursuant to the registration rights agreements with the selling shareholders, we have agreed to indemnify in certain circumstances the selling shareholders against certain liabilities, including certain liabilities under the Securities Act The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of common stock against certain liabilities, including liabilities arising under the Securities Act.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Gary Henrie, Esq. will deliver an opinion as to the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements as of the twelve (12) months ended December 31, 2008, of Dreams, Inc. and its subsidiaries incorporated by reference in this prospectus have been audited by Friedman, Cohen, Traubman and Company, LLC, independent registered public accountants. The consolidated financial statements of Dreams, Inc. and its subsidiaries for the twelve (12) months ended December 31, 2009, incorporated by reference in this prospectus have been audited by Kramer Weisman and Associates, LLP, individual registered public accountants. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION MATTERS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may inspect and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can view our electronically filed reports, proxy statements and other information at the SEC’s web site, www.sec.gov, or our website, www.dreamscorp.com. Information included on our web site is not part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement the Company filed with the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site. The registration statement contains more information than this prospectus regarding us and our securities, including exhibits and schedules.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus (which filed documents do not include any portion thereof not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 29, 2010;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed April 12, 2007, including any amendment or report filed for the purposes of updating such description;

•	Form 10-Q for the quarter ended March 31, 2010, filed with SEC on May 14, 2010;

•	Reports on Form 8-K filed on May 14, 2010, May 24, 2010, May 27, 2010 and June 30, 2010; and

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the above referred to annual report.

All documents that the Company files after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed incorporated by reference into this prospectus. The reports and other documents that the Company files after the date of this prospectus will update, supplement and supersede the information in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

The Company will provide you with a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus at no cost to you upon written or oral request to:

Dreams, Inc.

Two South University Drive, Suite 325

Plantation, Florida 33324

Attention: David M. Greene

Telephone: (954) 377-0002

MATERIAL CHANGE

There has been no material change in our affairs since our fiscal year ended December 31, 2009, which were not described in our Annual Report on Form 10-K for that period or our Quarterly Report on Form 10-Q for the three (3) months ended March 31, 2010 or any 8-K filed subsequent to December 31, 2009.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

DREAMS, INC.

Common Stock

Prospectus

                    , 2010

Until                     , 2010 (             days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses payable by the Registrant in connection with the registration of the securities offered by this Registration Statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$573
Legal fees and expenses	$20,000	*
Accounting fees and expenses	$10,000	*
Miscellaneous	$5,000	*

Total	$35,573

*	Estimated

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that we will indemnify all officers, directors and agents to the fullest extent permitted by law. In accordance with Utah law, our articles of incorporation eliminate or limit the liability of a director to us or to our shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on us or the shareholders; (c) specified unlawful distributions; or (d) an intentional violation of criminal law. In addition, in Utah, unless a corporation’s articles of incorporation provide otherwise: (1) our officers are entitled to mandatory indemnification, and are entitled to apply for court-ordered indemnification, to the same extent as a director of ours; (2) we may indemnify and advance expenses to an officer, employee, fiduciary, or agent of ours to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Our bylaws provide that we will indemnify any individual made a party to a proceeding because he is or was a director of ours, against liability incurred in the proceeding, but only if we have authorized the payment in accordance with Utah law and a determination has been made in accordance with Utah law that the director has demonstrated that (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with us, that his conduct was in our best interests; (ii) in all cases, that his conduct was at least not opposed to our best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. We will not indemnify a director (i) in connection with a proceeding by or in the right of us which the director was adjusted liable to us; or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in connection with a proceeding by or in the right of us is limited to reasonable expenses incurred in connection with the proceeding.

Our bylaws also provide that our board of directors may indemnify and advance expenses to any officer, employee, or agent of ours, who is not a director of ours, to any extent consistent with public policy, as determined by the general or specific action of the board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

The Registrant has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Registrant also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by the Registrant.

ITEM 16.	EXHIBITS

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement (1)

5.1	Opinion of Gary Henrie, Esq.

23.1	Consent of Kramer Weisman and Associates, LLP*

23.2	Consent of Friedman, Cohen, Traubman and Company, LLC*

23.3	Consent of Gary Henrie, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to Exhibit 99.1 in the Company Report on Form 8-K filed on May 24, 2010.
*	Previously filed.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

a)	1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	Include any additional or changed material information on the plan of distribution.

2.	For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that any primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

iv.	Any other communication that is an offer in the offering made by the registrant to the purchaser.

5.	The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing on an employee benefit plan’s annual report pursuant to Section I5(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will govern the final adjudication of such issue.

7.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Amendment No. 1 to Form S-3 and authorized this registration statement to be signed of its behalf by the undersigned, thereunto duly authorized, in Plantation, Florida on July 8, 2010.

DREAMS, INC.

By:	/S/ ROSS TANNENBAUM
Name:	Ross Tannenbaum
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ross Tannenbaum as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROSS TANNENBAUM Ross Tannenbaum	President (Principal Executive Officer)	July 8, 2010

/S/ DOTTIE SILLANO Dottie Sillano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 8, 2010

/S/ SAM BATTISTONE Sam Battistone	Chairman of the Board	July 8, 2010

/S/ DALE LARSSON Dale Larsson	Director	July 8, 2010

/S/ DAVID MALINA David Malina	Director	July 8, 2010

/S/ STEVEN RUBIN Steven Rubin	Director	July 8, 2010

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Gary Henrie, Esq.

23.1	Consent of Kramer Weisman and Associates, LLP*

23.2	Consent of Friedman, Cohen, Traubman and Company, LLC*

23.3	Consent of Gary Henrie, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	Previously filed.